     As Filed with the Securities and Exchange Commission on July 2, 1996
                                                      Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933
                             ----------------------

                       PACIFICAMERICA MONEY CENTER, INC.
             (Exact name of registrant as specified in its charter)
         Delaware                                             95-4465729
(State or other jurisdiction of                             (IRS Employer
incorporation or organization)                              Identification
                                                                Number)
                       21031 Ventura Boulevard, Suite 102
                        Woodland Hills, California 91364
               (Address of Principal Executive Offices; Zip Code)

            1995 PACIFICAMERICA MONEY CENTER, INC. STOCK OPTION PLAN
            PACIFICAMERICA MONEY CENTER, INC. EMPLOYEE SAVINGS PLAN
      1995 PACIFICAMERICA MONEY CENTER, INC. EMPLOYEE STOCK PURCHASE PLAN
                           (Full Title of the Plans)

                                JOEL R. SCHULTZ
   CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND CHIEF OPERATING OFFICER
                       PACIFICAMERICA MONEY CENTER, INC.
                       21031 Ventura Boulevard, Suite 102
                        Woodland Hills, California 91364
                    (Name and address of agent for service)
                                 (818) 992-8999
                    (Telephone number, including area code,
                             of agent for service)

                        CALCULATION OF REGISTRATION FEE

================================================================================================================================
     Title of securities            Amount                  Proposed                   Proposed                  Amount of
            to be                   to be               Maximum Offering                Maximum                 Registration
         Registered               Registered            Price per share        Aggregate Offering Price             Fee
- --------------------------------------------------------------------------------------------------------------------------------

 Common Stock, par value           795,000                 $10.00(1)                  $7,950,000                $2,741.38(1)
 $.01 per share                    shares

 Plan Interests in the               (2)                      (2)                         (2)                       (2)
 PacificAmerica Money
 Center, Inc. Employee
 Savings Plan
=================================================================================================================================

(1) Calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933. The total registration fee is based on the initial offering price of $10.00 per share of Common Stock.

(2) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the PacificAmerica Money Center, Inc. Employee Savings Plan. Pursuant to Rule 457(h)(2), no separate registration fee is required.

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in this Part I will be sent or given to participants in the employee benefit plan as specified by Rule 428(b)(1) (Section 230.428(b)(1)). Pursuant to the instructions for Form S-8, such documents need not be filed with the Commission either as part of the registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended. See Rule 428(a)(1).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Each of PacificAmerica Money Center, Inc. (the "Company") and the PacificAmerica Money Center, Inc. Employee Savings Plan (the "Plan") hereby incorporates by reference in this registration statement (the "Registration Statement") the following documents filed with the Securities and Exchange Commission (the "Commission") by the Company pursuant to the Securities Act of 1933, as amended:

         (a) The Company's Prospectus dated June 24, 1996 with respect to a public offering of its Common Stock which contains a description of such Common Stock; and

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein by the Company and the Plan and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein by the Company and the Plan shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The principal shareholder of Bruce P. Jeffer, a Professional Corporation, a partner of Jeffer, Mangels, Butler & Marmaro LLP, is the beneficial owner of 14,036 shares of Common Stock, 1,525 Subscriber Warrants and 12,571 General Partner Warrants of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Corporation's Certificate of Incorporation provides that the directors will not be personally liable to the Corporation or to any Stockholder for the breach of a fiduciary responsibility, to the full extent that such limitation or elimination of liability is permitted under Delaware law.

         The Bylaws provide that the Corporation will indemnify its directors and officers to the full extent permitted under the Delaware law. Pursuant to the Bylaws and Delaware law, the Corporation will indemnify each director and officer against any liability and related expenses (including attorneys' fees) incurred in connection with any proceeding in which he or she may be involved by reason of serving in such capacity so long as the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         A director and officer is also entitled to indemnification against expenses incurred in any action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of serving in such capacity if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, except that no such indemnification will be made if the director or officer is judged to be liable to the Corporation, unless the applicable court of law determines that despite the adjudication of liability the director or officer is reasonably entitled to indemnification for such expenses.

         The Bylaws authorize the Corporation to advance funds to a director or officer for costs and expenses (including attorneys' fees) incurred in a suit or proceeding upon receipt of an undertaking by such director or officer to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified.

         The Corporation will enter into agreements with the Corporation's directors and executive officers, indemnifying them to the fullest extent permitted by Delaware law. Stockholders may have more limited recourse against such persons than would apply absent these provisions.

         The Corporation intends to obtain insurance policies indemnifying the directors and officers against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The exhibits to the Registration Statement are listed in the Index to Exhibits which is incorporated herein by this reference.

         The Company undertakes to submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

      (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange commission by the registrant pursuant to Section 13 or Section 13(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefic plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons or the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public Policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on the 25th day of June 1996.


                                            PacificAmerica Money Center, Inc.


                                            By  s/Charles J. Siegel
                                               ------------------------------
                                               Charles J. Siegel
                                               Chief Financial Officer


                               POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Joel R. Schultz his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.



    Signature                           Capacity                     Date
    ---------                          --------                     ----
   s/Joel R. Shultz                 Director, Chairman of       June 25, 1996
- --------------------------------    the Board, Chief
           Joel R. Schultz          Executive Officer and
                                    Chief Operating Officer
                                    (Principal Executive
                                    Officer)




   s/Richard D. Young               Director and Senior         June 25, 1996
- ---------------------------------   Executive Vice
            Richard D. Young        President
   s/Charles J. Siejel               Chief Financial Officer     June 25, 1996
- --------------------------------     (Principal Financial
             Charles J. Siegel       Officer and Principal
                                     Accounting Officer)




    s/Russell G. Allison             Director                    June 25, 1996
- --------------------------------
              Russell G. Allison

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized administrator of the PacificAmerica Money Center, Inc. Employee Savings Plan, has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on the 25th day of June 1996.

                       PacificAmerica Money Center, Inc. Employee Savings Plan

                       By PacificAmerica Money Center, Inc. (Plan Administrator)


                       By: s/Charles J. Siegel
                           ----------------------------------
                           Charles J. Siegel
                           Chief Financial Officer

                               INDEX TO EXHIBITS




Exhibit
Number   Description
- -------  -----------
5.1              Opinion as to legality of securities being registered

23.1 Consent of counsel regarding legality opinion (reference is made to Exhibit 5.1

23.2             Consent of independent certified public accountants (BDO Seidman, LLP)

23.3             Consent of independent certified public accountants (Ernst & Young LLP)